FIFTH AMENDMENT TO THE DISTRIBUTION AGREEMENT BETWEEN

OLD MUTUAL FUNDS II

AND OLD MUTUAL INVESTMENT PARTNERS DATED JULY 8, 2004

AS AMENDED APRIL 25, 2008

THIS AMENDMENT dated April 25, 2008 to the Distribution Agreement dated July 8, 2004, as amended (the “Distribution Agreement”), by and between Old Mutual Funds II (“OMF II”) and Old Mutual Investment Partners (“OMIP”), shall be as follows:

WHEREAS, effective as of the close of business on April 25, 2008, the Old Mutual Large Cap Growth Fund was reorganized into the Old Mutual Large Cap Growth Concentrated Fund; and

WHEREAS, effective as of the close of business on April 25, 2008, the Old Mutual Large Cap Fund was reorganized into the Old Mutual Focused Fund; and

WHEREAS, effective April 29, 2008 the Old Mutual Large Cap Growth Concentrated Fund will be renamed “Old Mutual Large Cap Growth Fund.”

NOW, THEREFORE, the parties agree as follows:

1.         Exhibit A to the Distribution Agreement shall be replaced with the Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

OLD MUTUAL FUNDS II

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer

OLD MUTUAL INVESTMENT PARTNERS

By:	/s/ Mark E. Black
Name:	Mark E. Black
Title:	Chief Financial Officer

EXHIBIT A TO DISTRIBUTION AGREEMENT

DATED JULY 8, 2004, AS AMENDED, BETWEEN

OLD MUTUAL FUNDS II AND

OLD MUTUAL INVESTMENT PARTNERS

AS AMENDED APRIL 25, 2008

Old Mutual Advantage Growth Fund Old Mutual Analytic U.S. Long/Short Fund Old Mutual Barrow Hanley Core Bond Fund Old Mutual Barrow Hanley Value Fund Old Mutual Cash Reserves Fund Old Mutual Columbus Circle Technology and Communications Fund Old Mutual Developing Growth Fund Old Mutual Discover Value Fund Old Mutual Dwight High Yield Fund Old Mutual Dwight Intermediate Fixed Income Fund Old Mutual Dwight Short Term Fixed Income Fund Old Mutual Focused Fund Old Mutual Growth Fund Old Mutual Heitman REIT Fund Old Mutual Large Cap Growth Fund Old Mutual Mid-Cap Fund Old Mutual Select Growth Fund Old Mutual Small Cap Fund Old Mutual Strategic Small Company Fund Old Mutual TS&W Mid-Cap Value Fund Old Mutual TS&W Small Cap Value Fund